UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ASHLAND GLOBAL HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BLUE VOTING INSTRUCTION FORM

ASHLAND GLOBAL HOLDINGS INC.

This voting instruction form is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on February 8, 2019.

This Voting Instruction Form, when properly executed, will be voted in the manner you have directed. If you return a signed voting instruction form with no direction given with respect to certain proposals, it will be voted in accordance with the Board of Directors' recommendation with respect to any such proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

1. Election of eleven Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, as set forth in the Proxy Statement. --->>> 1.

Nominees:

01) Brendan M. Cummins	07) Mark C. Rohr
02) William G. Dempsey	08) Janice J. Teal
03) Jay V. Ihlenfeld	09) Michael J. Ward
04) Susan L. Main	10) Kathleen Wilson-Thompson
05) Jerome A. Peribere	11) William A. Wulfsohn
06) Craig A. Rogerson	

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the "withhold authority to vote for any individual nominee" box and write the number(s) of the nominee(s) for which you would like to withhold authority in the space provided)

2. Ratification of the appointment of Ernst & Young LLP as independent registered public accountants for fiscal 2019. ---->>> 2.

3. A non-binding advisory resolution approving the compensation paid to Ashland's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. ---->>> 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

As a participant in the Ashland Employee Savings Plan, the Ashland Union Employee Savings Plan, the International Specialty Products Inc. 401(k) Plan, and/or the Pharmachem Laboratories, Inc. Profit Sharing Plan (the "Plans"), you have the right to direct Fidelity Management Trust Company ("Fidelity") regarding how to vote the shares attributable to your Plan account(s) at the Annual Meeting of Stockholders to be held on February 8, 2019. If you do not provide your instructions by 5:00 pm ET on February 5, 2019 (the "Cut-Off Date"), Fidelity will vote your Plan shares in proportion to responses received from other participants within the Plans. (If you are a participant in the Employee Savings Plan and wish to vote the non-directed shares differently from the shares credited to your account or wish to not vote the non-directed shares at all, you may do so by contacting Fidelity at 1-800-827-4526 by 5:00 pm on January 29, 2019, in order to receive a separate instruction card for such purpose.)

Your voting directions will be tabulated confidentially. Only Fidelity and its affiliates or agents will have access to your individual voting direction. This BLUE voting instruction form provides you with the ability to direct Fidelity with respect to the Ashland's Board of Directors' voting recommendations.

FIDELITY MAKES NO RECOMMENDATION AS TO HOW, OR WHETHER, TO DIRECT US WITH RESPECT TO THE SHARES CREDITED TO YOUR PLAN ACCOUNT(S).

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting.
The following materials are available at www.proxyvote.com

Annual Report **Proxy Statement**
Stockholder Letter

ENTER YOUR VOTING INSTRUCTIONS AT 1-800-454-8683 OR WWW.PROXYVOTE.COM UP UNTIL 5:00 PM EASTERN TIME ON FEBRUARY 5, 2019.

Blue Voting Instruction Form

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE: ☒

E54914-Z73746-MGTB

ASHLAND GLOBAL HOLDINGS INC.
2/8/19

1. ☐ **FOR ALL NOMINEES**

☐ **WITHHOLD ALL NOMINEES**

☐ **WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW.**

PLEASE INDICATE YOUR PROPOSAL SELECTION BY FIRMLY PLACING AN "X" IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK ONLY

SEE VOTING INSTRUCTIONS NO. 3 ON REVERSE

A/C:

	FOR	AGAINST	ABSTAIN
2.	☐	☐	☐
3.	☐	☐	☐

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SIGNATURE(S) DATE